Exhibit 10.16

INDEPENDENCE CONTRACT DRILLING, INC.

2012 OMNIBUS INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NON QUALIFIED STOCK OPTION AGREEMENT (this “Option Agreement”) is effective                  (the “Grant Date”), between Independence Contract Drilling, Inc., a Delaware corporation (the “Company”), and                  (the “Holder”).

WHEREAS, the Company has established the Amended and Restated Independence Contract Drilling, Inc. 2012 Omnibus Incentive Plan (the “Plan”); and

WHEREAS, the Holder is currently an Employee of the Company or one of its Affiliates, and the Company desires to encourage the Holder’s continued service and, as an inducement thereto, has determined to grant to the Holder pursuant to the Plan the option provided for herein.

NOW, THEREFORE, in consideration of the premises and the covenants and the agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1.	Definitions. Capitalized terms not otherwise defined in this Option Agreement shall have the meanings given to such terms in the Plan.

2.	Grant. Effective as of the Grant Date, the Company hereby grants to the Holder pursuant to the terms and conditions of the Plan an option (the “Option”) to purchase shares of Stock at a price of $ per share (the “Option Price”). The Option shall be for a term commencing on the Grant Date and ending on the tenth anniversary of the Grant Date (the “Expiration Date”) (unless such Option terminates earlier as provided in this Option Agreement or as set forth under the terms of the Plan). The Option is subject to the terms and provisions of the Plan, which are hereby incorporated herein by reference and the terms and provisions of this Option Agreement.

3.	Vesting. So long as the Option has not been terminated or forfeited, the Option shall vest and be exercisable as described on Exhibit B to this Option Agreement. [If and to the extent so provided in any other agreement with the holder, notwithstanding the vesting schedule set forth above, all unvested Options will immediately vest and become immediately exercisable upon a Corporate Change.]

4.	Non-Incentive Stock Option. The Option is not intended to qualify as an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

5.

Exercise of Options. The Option may be exercised from time to time as to the total number of shares that may then be issuable upon the exercise thereof or any portion thereof by the Holder, a Permitted Assignee (as defined in Section 6) with the consent of the Committee, or, in the event of the death or disability of the Holder, the Holder’s executors, administrators, guardian, or legal representative by giving written notice of such exercise to the Company or its designated agent in substantially the form attached hereto as Exhibit A.

6.	Assignment. The Option may not be transferred or assigned in any manner by the Holder except by testament or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in Section 401(a)(13) of the Internal Revenue Code of 1986, as amended, or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended), and shall be exercisable during the Holder’s lifetime only by him or her (or, if under a qualified domestic relations order, his or her alternate payee). Notwithstanding the foregoing, a Holder may assign or transfer the Option with the consent of the Committee (i) for charitable donations; (ii) to the Holder’s spouse, children or grandchildren (including any adopted and stepchildren and grandchildren); or (iii) to a trust for the benefit of the Holder or the persons referred to in clause (ii) (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and this Option Agreement and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Holder shall remain bound by the terms and conditions of the Plan. Any attempted assignment of the Option in violation of this Section 6 shall be null and void. In the discretion of the Committee, any attempt to transfer the Option other than under the terms of the Plan and this Option Agreement may terminate the Option.

7.	Changes in the Company’s Capital Structure. The existence of the Option shall not affect in any way the right or power of the Company (or any company the stock of which is awarded pursuant to this Option Agreement) or its stockholders to make or authorize any adjustment, recapitalization, reorganization or other changes in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding, whether of a similar character or otherwise.

8.	Requirements of Law. The Company shall not be required to sell or issue any shares on the exercise of the Option if the issuance of such shares shall constitute a violation by the Holder or the Company of any provisions of any law or regulation of any governmental authority. Regarding any applicable statute or regulation relating to the registration of securities, upon exercise of the Option, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of the Option are not registered, the Company may imprint on the certificate evidencing the shares of Stock the following legend or any other legend that counsel for the Company considers necessary or advisable to comply with applicable law:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

Should the shares of Stock be represented by book or electronic entry rather than by certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

9.	Termination. The Option, to the extent it shall not previously have been exercised or forfeited, shall terminate on the earlier of the (i) Expiration Date, or (ii) as provided in the Plan upon Separation from Service, unless the Committee extends the term of this Option in writing to a period not extending beyond the Expiration Date. In addition, to the extent not exercised, the Option (including all vested options) shall terminate on the earlier to occur of the Expiration Date or the three-month anniversary of the Holder’s Separation from Service, provided however, in the event such Separation from Service occurs on or after the occurrence of a Corporate Change, to the extent not exercised, the Option (including all vested options) shall terminate on the earlier to occur of the Expiration Date or the one-year anniversary of the Holder’s Separation from Service.

10.	Forfeitures. This Option shall be subject to the forfeiture provisions set forth in the Plan, including (i) forfeiture for cause as described in Section 4.7 of the Plan, and (ii) that in the event the Holder’s employment with the Company and its Affiliates terminates, any unvested portion of this Option shall immediately be forfeited to the Company without any consideration and shall cease to be outstanding.

11.	No Rights as a Stockholder. The Holder shall not have any rights as a stockholder with respect to any shares issuable upon the exercise of the Option until the date of issuance of such shares following the Holder’s exercise of the Option pursuant to its terms and conditions and payment for such shares. Except as otherwise provided in the Plan, no adjustment shall be made for dividends or other distributions made with respect to the Common Stock the record date for the payment of which is prior to the date of issuance of the shares following the Holder’s exercise of the Option.

12.	Tax Withholding. To the extent that the grant, exercise, or vesting of the Option results in income to the Holder for federal, state, local or foreign income, employment, excise or other tax purposes with respect to which the Company or an Affiliate has a withholding obligation, the Company or Affiliate may deduct from other compensation payable to the Holder any sums required by federal, state, local, or foreign tax law to be withheld with respect to the grant, exercise, or vesting of the Option. In the alternative, the Company or Affiliate may require the Holder (or other person validly exercising the Option) to pay such sums for taxes directly to the Company or Affiliate, as the case may be, in cash or by check within one day after the date of grant, vesting or exercise. With the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon the Holder’s exercise of the Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares of Stock held back shall not exceed the Company’s or the Affiliate’s Minimum Statutory Tax Withholding Obligation.

The Company shall have no obligation upon grant, vesting, or exercise of the Option to issue any shares of Stock hereunder until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that grant, vesting, or exercise. Neither the Company nor any Affiliate shall be obligated to advise the Holder of the existence of the tax or the amount which it will be required to withhold.

13.	No Fractional Shares. All provisions of this Option Agreement concern whole shares. Notwithstanding anything contained in this Option Agreement to the contrary, if the application of any provision of this Option Agreement would yield a fractional share, such fractional share shall be rounded down to the next whole share.

14.	Notices. Any notice, instruction, authorization, request, or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, by facsimile transmission, or by courier or delivery service to the Company at 11601 N. Galayda Drive, Houston, Texas 77086, Attention: Chief Financial Officer, and to the Holder at the Holder’s address and facsimile number (if applicable) indicated beneath the Holder’s signature on the execution page of this Option Agreement, or at such other address and facsimile number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

15.	No Employment Obligation. This Option Agreement is not an employment contract, express or implied, and no provision of this Option Agreement shall impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, the Holder. The right of the Company or any Affiliate to terminate the employment of the Holder shall not be diminished or affected by reason of the fact that the Option has been granted to the Holder, and nothing in the Plan or this Option Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any employee’s employment at any time or for any reason not prohibited by law.

16.	Successors and Assigns. Except as otherwise provided to the contrary in this Option Agreement or in the Plan, this Option Agreement shall bind, be enforceable by and inure to the benefit of the Company, its Affiliates, and their successors and assigns, and to the Holder, the Holder’s Permitted Assignees, executors, administrators, agents, and legal and personal representatives.

17.	Grant Subject to Terms of Plan and this Option Agreement. The Holder acknowledges and agrees that the grant of the Option hereunder is made pursuant to and governed by the terms of the Plan and this Option Agreement, ratifies and consents to any action taken by the Company, the Board or the Committee concerning the Plan and agrees that the grant of the Option pursuant to this Option Agreement is subject in all respects to the more detailed provisions of the Plan.

18.	Amendment and Waiver. Subject to the Plan, this Option Agreement may be amended, modified, or superseded by written instrument executed by the Company and the Holder. Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions effective. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company.

IN WITNESS WHEREOF, this Option Agreement has been duly executed and delivered as of the day and year first above mentioned.

INDEPENDENCE CONTRACT DRILLING, INC.	HOLDER

By

            Byron Dunn

            Chief Executive Officer

Holder’s address and facsimile number:

EXHIBIT A

INDEPENDENCE CONTRACT DRILLING, INC. 2012 OMNIBUS INCENTIVE PLAN

Exercise of Stock Option

Independence Contract Drilling, Inc.

Attention: Chief Financial Officer

11601 N. Galayda Drive

Houston, Texas 77086

Dear Sir or Madam:

The undersigned Holder, [NAME], hereby exercises the Option granted to him pursuant to the Amended and Restated Independence Contract Drilling, Inc. 2012 Ominibus Incentive Plan, dated                 , 20    , between Independence Contract Drilling, Inc., a Delaware corporation (the “Company”), and the Holder with respect to                  shares of common stock, $.01 par value per share, of the Company covered by said Option, and tenders herewith the following form of payment [check all that apply]:

•	Check for $ , payable to “Independence Contract Drilling, Inc.”

The exact legal name and registered address on such certificate should be:

The Holder’s social security number is:

ACKNOWLEDGMENTS:

1.	I understand that all sales of purchased shares are subject to compliance with the Company’s policy on securities trades, and I acknowledge that the Company has encouraged me to consult my own adviser to determine the form of ownership that is appropriate for me.

2.	I hereby acknowledge that I received and read a copy of the prospectus describing the Amended and Restated Independence Contract Drilling, Inc. 2012 Omnibus Incentive Plan and the Nonqualified Stock Option and the tax consequences of an exercise, and the Company has encouraged me to consult my own tax advisor.

3.	I understand that I must recognize ordinary income equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price. I further understand that I am required to pay withholding taxes at the time of exercising this Option.

HOLDER’S SIGNATURE	DATE

EXHIBIT B

INDEPENDENCE CONTRACT DRILLING, INC. 2012 OMNIBUS INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

VESTING SCHEDULE

OPTIONEE NAME:

OPTION DATE:

TOTAL SHARES UNDERLYING OPTION:

VESTING SCHEDULE:                         .